UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

GB Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue
Las Vegas, Nevada 89118
Phone: (844) 843-2569
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 5.02 Departure of Officer and Director.

Effective May 8, 2017, Mr. Craig Ellins retired from the Company and in connection therewith, resigned his positions of Director and Chairman of the Board of Directors and his position of Chief Innovation Officer for the Company.  John Poss, who replaced Mr. Ellins last year as CEO, will now also serve as Chairman of the Board.
Mr. Ellins was the visionary behind the Company's focus on pharmaceutical grade, consistent and efficacious medicines as well as much of its proprietary technology designed to produce and enhance those medicines.  Principal among these is the groundbreaking GB tissue propagation technique that allows for identical plants to be cultivated, as opposed to the traditional methods of generational growing where one plant is descended from its progenitor.  The Company wishes Mr. Ellins all the best in his retirement.
SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc.

Dated: May 12, 2017	By:	/s/ John Poss
John Poss
Chief Executive Officer